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                                                                    Exhibit 21.1

                First Fidelity Subsidiaries at January 31, 1994

HOLDING COMPANY SUBSIDIARIES -

First Fidelity Incorporated - incorporated in New Jersey

Northeast Bancorp, Inc. - incorporated in Connecticut

BANK SUBSIDIARIES -

First Fidelity Bank, N.A., national bank operating in New Jersey and
Pennsylvania

First Fidelity Bank, N.A., New York, national bank operating in New York

Union Trust Company, a Connecticut state bank and trust company

BANKING RELATED COMPANY SUBSIDIARIES -

Broad & Lombardy, Inc., incorporated in New Jersey

Fidelcor Life Insurance Company, incorporated in Arizona

First Fidelity Brokers, Inc., incorporated in New Jersey

First Fidelity Insurance Services, Inc., incorporated in New Jersey

First Fidelity International Bank, incorporated in Delaware (Edge Act
Subsidiary)

First Fidelity Urban Investment Corporation, incorporated in New Jersey

First Fidelity Leasing Group, Inc., incorporated in Delaware

Global Processing Alliance, Inc., incorporated in Delaware (50% ownership)